Executive TeleCard, Ltd.
One Blue Hill Plaza

P. O. Box 1769
Suite 1650
PEARL RIVER, NY 10965

FOR IMMEDIATE RELEASE                                             NEWS RELEASE

                                CONTACTS:   RICHARD E. COOPER/ROB SCHATZ
                                            STRATEGIC GROWTH INTERNATIONAL, INC.
                                            (516) 829-7111

              EXECUTIVE TELECARD ANNOUNCES $7.5 MILLION INVESTMENT
                         IN THE COMPANY BY RONALD JENSEN

             Jensen and Howard Added to Board of Executive TeleCard

Pearl River, NY, June 10, 1997 - Executive TeleCard (Nasdaq:EXTL) announced today that Ronald Jensen has agreed to purchase 1,425,000 restricted shares of the Company's common stock for $7.5 million. The proceeds of the purchase will be used for debt reduction and working capital. Through this investment, Jensen will become the largest single shareholder in Executive TeleCard.

Mr.   Jensen,   Chairman  of  the  Board  and  principal   shareholder  of  UICI
(Nasdaq:UICI), will also be named a new member of the Board of Directors of Executive TeleCard. Jensen is an investor in various business enterprises, both public and private. He takes an active management role as Chairman of the Board of UICI, a diversified financial services company (1996 revenues: $700 million) with interests in life and health insurance and related services, including the administration and delivery of managed healthcare programs to select niche markets, credit services to selected individuals, and real estate development and management through AMLI Realty Corporation. UICI is a major investor in AMLI Residential Properties Trust (NYSE:AML).

Jensen brings to Executive TeleCard his considerable experience in the telecommunications industry as an investor of several domestic telecommunications companies including two resellers of long distance and other telecommunications services, two local access providers, one internet company and an agents services company. On the international scene, he has been the investment sponsor and remains a major investor in Excell Multi Media of Glasgow, Scotland, an agent service company for the United Kingdom and Pacific Gateway Exchange (Nasdaq:PGEX) of Burlingame, California, a facilities based international telecommunications carrier.

Jensen is also the principal owner of Coast International, Inc., a long distance reseller located in Kansas City, Kansas. Executive TeleCard has entered into discussions about the possible acquisition of Coast International, with Jensen and Bijan Moaveni, the two owners of Coast. The Company will immediately undertake due diligence and believes that, if an agreement is reached, this acquisition would significantly strengthen Executive TeleCard's North American capabilities and revenues.

Pursuant to the Stock Purchase Agreement, Ronald Howard will also be named as the eighth member of Executive TeleCard's Board. Howard has served as a consultant to United Group Association, Inc., a financial and management advisory capacity since November 1996, including active involvement with six telecommunications companies. Prior to Howard's consulting position with United Group Association, he held positions of progressive responsibility in sales, marketing, finance, and general management in the financial services industry, including management positions with General Electric Capital Corporation, Meritor Credit Corporation, Ford Consumer Finance Company and Associates First Capital Corporation, as well as serving as Chairman of Associates Investment Corporation.

"We are extremely fortunate to have Ron Jensen and Ron Howard join Executive TeleCard's Board of Directors. With Jensen's substantial experience, his entrepreneurial spirit, and his clear track record of success both in the field of telecommunications and the insurance industry, he will make a significant contribution to the Company," stated Anthony Balinger, CEO of Executive TeleCard. "Jensen's inspirational leadership style will be a welcome addition to our Board, given the multitude of opportunities being offered to the Company. Besides the potential acquisition of Coast International, we plan to look for other potential synergistic opportunities that may exist in the international telecommunications arena between these companies with which Jensen is associated and Executive TeleCard," added Balinger.

Executive TeleCard, founded in 1987, is an international telecommunications service company providing direct voice and data communications services via its World Direct global network to its major corporation and telecommunications partners worldwide and providing enhancements to its partners' global callings cards. Executive TeleCard's products and services include: revenue sharing partnerships, global calling cards, the only true global prepaid card platform, global Internet access (eGlobe), international and domestic toll-free service (Service 800), and multi-currency, detailed billing.

Certain statements in this press release are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risk, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statement. Factors that impact such forward looking statements include, among others, changes in worldwide general economic conditions, changes in interest rates, currency rates, government regulations, and worldwide competition.

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